Exhibit 99.2

STOCK ORDER FORM

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS

Stock Information Center
607 Lakeside Drive, Southampton, PA 18966

QUESTIONS? Call us, toll-free, at 1-(    ) ___-_____ 10:00 a.m. to 4:00 p.m., Monday through Friday, except bank holidays

For Internal Use Only

BATCH #____________ ORDER #____________ CATEGORY #_________

REC’D ______________ O_________________ C__________________

ORDER DEADLINE & DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Eastern time, on ________, 2007. Stock Order Forms may be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. The Stock Information Center is located at our corporate office. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form are not required to be accepted.

(1) Number of Shares	Price per Share	(2) Total Payment Due
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000). See Stock Order Form Instructions.

(3)	Method of Payment – Check or Money Order Enclosed is a personal check, bank check or money order payable to Quaint Oak Bancorp, Inc. in the amount of:

$ .00

Cash, wire transfers or third party checks may not be remitted as payment. Checks and money orders will be cashed upon receipt.

(4)	Method of Payment – Deposit Account Withdrawal

The undersigned authorizes withdrawal from the Quaint Oak Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available in the account(s) listed at the time this form is received.

For Internal Use Only	Quaint Oak Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)
$ .00
$ .00
$ .00
Total Withdrawal Amount		$ .00

(5)	Purchaser Information

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 6:

a.	|_|	Depositors who had accounts at Quaint Oak Savings Bank with aggregate balances of at least $50 as of the close of business on December 31, 2005;

b.	|_|	Depositors who had accounts at Quaint Oak Savings Bank with aggregate balances of at least $50 as of the close of business on _______ __, 2007.

c.	|_|	Depositors who had accounts at Quaint Oak Savings Bank as of the close of business on ________ __, 2007.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 6, check the box below:

d.	|_|	This order is placed in a Community Offering (please write your county of residence in Section 6).

ACCOUNT INFORMATION - SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 6 below qualify in the Subscription Offering:

Account Title (Name(s) on Account)	Quaint Oak Savings Bank Account No(s.)

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6)	Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours.

First Name, Middle Initial, Last Name	Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name	SSN/Tax ID No.

Street	Daytime Phone Number (important)

City (important) State Zip County (important)	Evening Phone Number (important)

(7)	Form of Stock Ownership

|_| Individual    |_| Joint Tenants    |_| Tenants in Common    |_| Uniform Transfers to Minors Act (for reporting SSN, use Minor’s)

|_| Corporation/Partnership    |_| Other __________________________________________________________________

FOR BROKER USE ONLY:

|_| IRA                 SSN of Beneficial Owner: ________-______-____________

(8)	Acknowledgment and Signature I understand that this Stock Order Form, with full payment and properly executed, must be received by Quaint Oak Bancorp, Inc. no later than 12:00 noon, Eastern time, on ________, 2007, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Quaint Oak Bancorp, Inc., this Stock Order Form may not be modified or canceled without Quaint Oak Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Quaint Oak Bancorp, Inc., Quaint Oak Savings Bank or by the federal government. I further certify that, before purchasing the common stock of Quaint Oak Bancorp, Inc., I received the Prospectus dated __________, 2007.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Quaint Oak Bancorp, Inc. and describes, in the Risk Factors section beginning on page __ of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1.	Changes in interest rates could have a material effect on our operations.
2.	Our net interest income and profitability may decline with the flattening of the yield curve.
3.	If our allowance for losses on loans is not adequate to cover probable losses, our earnings could decrease.
4.	Our loan portfolio includes a significant amount of commercial real estate loans and loans for investment properties, which have a higher risk of loss.
5.	Our results of operations are significantly dependent on economic conditions and related uncertainties and the geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
6.	We are subject to extensive regulation, and changes in laws and regulations to which we are subject may adversely affect our business and operations.
7.	If we lose our key officer, it could adversely affect our operations.
8.	We face strong competition in our primary market area which may adversely affect our profitability.
9.	Our ability to successfully compete may be reduced if we are unable to make technological advances.
10.	We may not succeed in our plan to grow.
11.	The implementation of stock-based benefit plans will increase our future compensation and may adversely affect our net income.
12.	A limited market for our common stock may depress our market price and make it difficult to buy or sell our stock.
13.	Our stock price may decline when trading commences.
14.	We intend to remain independent, which may mean you will not receive a premium for your common stock.
15.	We have broad discretion in allocating the proceeds of the offering.
16.	Our employee stock-based benefit plans may be dilutive.
17.	Our stock value may suffer from anti-takeover provisions in our charter and bylaws that may impede potential takeovers that management opposes.
18.	We will be required to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which may increase our operating expenses.

Nontransferable subscription rights pertain to those eligible to subscribe for shares in the Subscription Offering. Such rights expire at the end of the Subscription Offering period. Quaint Oak Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known to involve such transfer.

YOUR ORDER IS NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) (Date)	Signature (title, if applicable) (Date)

 QUESTIONS? Call our Stock Information Center, toll-free, at 1- ( ) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time, except bank holidays.

Quaint Oak Bancorp, Inc.
Stock Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single qualifying deposit account held jointly, is 15,000 shares ($150,000). Further, no person, together with an associate or group of persons acting in concert, may purchase an aggregate of more than 25,000 shares ($250,000) of common stock, in all categories of the offering combined, including the Subscription Offering and any Community Offering. Please see the Prospectus section entitled “The Conversion and Offering” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Quaint Oak Bancorp, Inc. These will be cashed immediately upon receipt; the funds remitted by personal check must be available within the accounts when your Stock Order Form is received. Indicate the amount remitted. Interest will be paid at Quaint Oak Savings Bank’s passbook savings rate until the offering is completed. You may not remit cash, a third party check, or wire transfers for this purchase.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Quaint Oak Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Quaint Oak Savings Bank certificate of deposit account. Note that you may not designate individual retirement accounts for direct withdrawal. For guidance on using IRA funds for this purchase, please contact the Stock Information Center as soon as possible –preferably at least two weeks before the __________, 2007 offering deadline.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 6 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Box (d) refers to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See “The Conversion and Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (7) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007. The standard abbreviation for custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfers to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007.

Buying Stock in a Self-Directed IRA – (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 6 of this form must have had an eligible deposit account at Quaint Oak Savings Bank on December 31, 2005, ________ __, 2007 or ________ __, 2007.

Section (8) – Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) by Quaint Oak Bancorp, Inc. by 12:00 noon Eastern time, on _________, 2007. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage-paid order reply envelope has been included for your convenience. HAND OR OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1- ( ) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time.